SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. __________)


      Filed by the registrant      |X|
      Filed by a party other than the registrant     |_|
      Check the appropriate box:
      |_|   Preliminary proxy statement
      |X|   Definitive proxy statement
      |_|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               ELXSI Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                               ELXSI Corporation
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
      |X|   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(j)(2).
      |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)   Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)   Amount previously paid:

- --------------------------------------------------------------------------------
      (2)   Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
      (3)   Filing party:

- --------------------------------------------------------------------------------
      (4)   Date filed:

- --------------------------------------------------------------------------------


- --------
1     Set forth the amount on which the filing fee is calculated and state how it was determined.

                                ELXSI CORPORATION
                          4209 Vineland Rd., Suite J-1
                                Orlando, FL 32811

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 23, 1996

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELXSI Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Twin Towers Hotel and Convention Center, 5780 Major Boulevard, Orlando, Florida 32819 on Thursday, May 23, 1996 at 9:00 a.m. (local time), for the following purposes:

         1.       To elect a Board of Directors.

         2.       To approve the ELXSI Corporation 1996 Incentive Stock Option
                  Plan.

         3. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

         4. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

         Common stockholders of record at the close of business on March 29, 1996, are entitled to notice of and to vote at the meeting. A complete list of such stockholders is open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, located at 4209 Vineland Road, Suite J-1, Orlando, Florida 32811.

          A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 is enclosed herewith.

                                             By Order of the Board of Directors,


                                             Thomas R. Druggish, Secretary

Dated: April 9, 1996

         You are urged to fill in, sign, date and mail the enclosed Proxy. If you attend the meeting and vote in person, the Proxy will not be used. If the Proxy is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy will save the expense involved in further communication.

                                ELXSI CORPORATION
                          4209 Vineland Road, Suite J-1
                             Orlando, Florida 32811


                                 PROXY STATEMENT

                       for Annual Meeting of Stockholders
                           to be held on May 23, 1996

                                                   April 9, 1996

To the Stockholders:

         This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of ELXSI Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Radisson Twin Towers Hotel and Convention Center, 5780 Major Boulevard, Orlando, Florida 32819 at 9:00 a.m. (local time) and at any subsequent time which may be necessary by the adjournment thereof.

         If you were a holder of record of Common Stock of the Company (the "Common Stock") at the close of business on March 29, 1996, you are entitled to vote at the meeting and your presence is desired. If, however, you cannot be present in person, a form of Proxy is enclosed which the Board of Directors of the Company requests that you execute and return as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the meeting or by delivery of a duly executed written statement to that effect to the Secretary of the Company.

         The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the form of Proxy, and the Annual Report on Form 10-K. The Company has engaged Continental Stock Transfer & Trust Company to assist the Company in the distribution and solicitation of Proxies and has agreed to pay Continental Stock Transfer & Trust Company a fee of $3,000 plus expenses for its services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission, in sending Proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit Proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

         At the close of business on March 29, 1996, 4,792,353 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the enclosed Proxy are first being mailed to the stockholders of the Company on or about April 9, 1996.


                            PROXIES AND VOTE REQUIRED

         The persons named in the accompanying form of Proxy intend to vote Proxies FOR the election of the nominees for director named herein, except to the extent authority to vote for any such nominee is withheld. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and in consequence another individual shall be nominated, the persons named in the form of Proxy shall have the discretion and authority to vote or to refrain from voting in accordance with their judgment on such other nominations. The persons named in the accompanying form of Proxy also intend to vote Proxies FOR the approval of the ELXSI Corporation 1996 Incentive Stock Option Plan as described in Proposal No. 2 herein, and FOR therein ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants as described in Proposal No. 3 herein, unless (in both cases) contrary voting instructions are indicated on such Proxies.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for a quorum. If a quorum is present those nominees receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the nominees) will not prevent the election of any of the nominees for director. For all other matters submitted to stockholders at the meeting, including Proposals 2 and 3, if a quorum is present the affirmative vote of a majority of the shares voted is required for approval. As a result, abstention votes have the effect of a vote against such matters.

         Shares held by brokers and other stockholder nominees sometimes are voted on certain matters but not others. This can occur, for example, when a broker is instructed by the beneficial owner of shares of Common Stock, or otherwise has the authority, to vote on a particular matter but is not instructed on one or more others. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but with respect to the matters as to which they are "non-voted" they will have no effect upon the outcome of the vote thereon.



                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Board of Directors of the Company currently consists of 4 individuals, each of whom has been nominated for election at the meeting. Mr. John C. Savage, who had been a director since 1988, resigned his position as director effective as of May 23, 1996. Mr. Denis M. O'Donnell is a new nominee. Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified, or until resignation, removal or death as provided in the Bylaws of the Company. The names of the 5 nominees for director together with certain information furnished to the Company by each such individual and the executive officers of the Company are set forth below.


                                                                  Common Stock of the
                                                              Company Beneficially Owned
                                                                as of March 29, 1996(1)
                                                       -------------------------------------
                                        Director          Number of                  Percent
Name                                     Since             Shares                   of Class
- ----                                     ------        ------------                 --------
  Farrokh K. Kavarana.................    1989                34,100(2)                0.7%
  Kevin P. Lynch......................    1989                85,097                   1.7%
  Alexander M. Milley.................    1989             1,004,256(3)               20.0%
  John C. Savage (4)..................    1988                32,500                   0.7%
  Robert C. Shaw......................    1989                61,478                   1.3%
  Denis M. O'Donnell..................      NA                     0                   0.0%

All executive officers and
directors as a group (7 persons)                           1,268,123(2)(3)            24.2%

- ---------------

(1) Numbers and percents are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"). Each of the named persons and group has sole voting and dispositive power with respect to the shares shown. Includes presently-exercisable stock options granted by the Company, as follows: Farrokh K. Kavarana:
         32,500 shares, Kevin P. Lynch: 77,000 shares, Alexander M. Milley:
         100,000 shares, John C. Savage: 32,500 shares, Robert C. Shaw: 50,000 shares, all executive officers and directors as a group: 331,470 shares.

(2) Excludes an aggregate of 325,940 shares of Common Stock held by Aggel Enterprises, Ltd. and certain affiliated entities, as to which shares Mr. Kavarana disclaims beneficial ownership. Mr. Kavarana is affiliated with the controlling shareholders of Aggel Enterprises, Ltd. and its affiliates. (See "Security Ownership of Certain Beneficial Owners.") Also excludes 3,334 shares of Common Stock issuable upon exercise of stock options held by Tata International A.G., with which Mr. Kavarana is affiliated. Mr. Kavarana disclaims beneficial ownership of such shares.

(3) Includes 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member. Also includes 173,147 shares of Common Stock held by Cadmus Corporation, of which Mr. Milley is the Chairman, President and a controlling shareholder. Also includes 369,800 shares held by ELX

                                       2

         Limited Partnership and 110,200 shares purchasable by ELX Limited Partnership upon the exercise of currently exercisable options from Continental Illinois Equity Corporation. (See "Security Ownership of Certain Beneficial Owners".) Mr. Milley is the sole general partner of ELX Limited Partnership. [Excludes 60,004 shares of Common Stock held by the Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are not beneficially owned by Mr. Milley.]

(4) Mr. Savage resigned from the Board of Directors effective as of May 23, 1996 and is not standing for re-election to the Board.


Directors and Executive Officers of the Company

         Set forth below is information regarding the directors, nominee for director and executive officers of the Company, some of whom hold positions with the Company's wholly-owned subsidiary, ELXSI ("ELXSI"), ELXSI's Bickford's Family Restaurants division ("Bickford's") and/or ELXSI's Cues division ("Cues").

Name                          Age     Position
- ----                          ---     --------

Alexander M. Milley(1)(2)     43      Chairman, President and Chief Executive
                                      Officer of the Company and ELXSI,
                                      President of Cues

Farrokh K. Kavarana(2)(3)     51      Director

Kevin P. Lynch(1)(3)          37      Director, Vice President of the Company
                                      and ELXSI

Denis M. O'Donnell(4)         43      Director

John C. Savage(5)             47      Director

Robert C. Shaw(1)             43      Director, Vice President of the Company
                                      and ELXSI

Thomas R. Druggish            40      Vice President of the Company,
                                      Treasurer and Secretary of the Company
                                      and ELXSI

Daniel E. Bloodwell           45      Vice President of ELXSI, President of
                                      Bickford's

(1)      Member of the Executive Committee of the Board.
(2)      Member of the Compensation Committee of the Board.
(3)      Member of the Audit Committee of the Board.
(4) Member of the Compensation and Audit Committees (if elected to the Board).
(5)      Resigned effective May 23, 1996.


         Alexander M. Milley became Chairman of the Board of Directors and Chief Executive Officer of the Company on September 25, 1989 and was elected President of the Company in August 1990. Mr. Milley is the founder, President, sole director and majority shareholder of Milley Management, Incorporated ("MMI"), a private investment and management consulting firm. Mr. Milley is also the President of Cadmus Corporation ("Cadmus"), another private investment and management consulting firm and former owner of Cues. From August 1985 to May 1986, Mr. Milley was Chairman of Neoax, Inc., now an environmental services company known as EnviroSource, Inc. and then a diversified custom vehicle and precision metal manufacturing company. Mr. Milley was Senior Vice President-Acquisitions from December 1983 until July 1986 of The Dyson-Kissner-Moran Corporation ("DKM"), a private investment company. Mr. Milley is also Chairman of the Board of Bell National Corporation ("Bell National"), a distributor of high quality fabrics used in draperies and furniture; Chairman of the Board of Azimuth Corporation ("Azimuth"). Each of Azimuth and Cadmus is a privately held company, a majority of the directors of which are officers of MMI.

         Farrokh K. Kavarana became a director of the Company on September 25, 1989. Since April 1975 he has been a Managing Director of Tata International A.G., an international holding company for the Tata Group of companies (the "Tata Group"), which owns the Tata Group's overseas holdings and investments. Mr. Kavarana is a director of numerous non-U.S. companies, including Tata Industries Ltd., Tata Sons Ltd. of India and Tata-ELXSI. Mr. Kavarana is affiliated with the Tata Group, whose overseas affiliates are controlling shareholders of Aggel Enterprises, Ltd., an investment holding company. (See "Security Ownership of Certain Beneficial Owners.")

         Kevin P. Lynch became a director of the Company on September 25, 1989 and has served as Vice President of the Company since September 24, 1991 and Vice President of ELXSI since June 25, 1991. He has served as a Vice President of MMI since September 1988 and Cadmus since January 1994. From October 1986 until September 1988, Mr. Lynch was an executive on the Corporate Development staff at Macmillan, Inc., a publishing company.

         Denis M. O'Donnell, if elected, will become a new director. He has been President of Novavax, Inc., a company engaged in the development of pharmaceuticals, since 1995. Prior to that he had been Corporate Vice President of Medical Affairs of IGI Inc., a company engaged in the development of human and animal pharmaceuticals, since 1991. Mr. O'Donnell has been a director of Biocybernetics, Inc., a bioengineering research and development firm, since 1992.

         John C. Savage became a director of the Company on June 2, 1988. Since January 1990 Mr. Savage has been Managing Partner of Glenwood Capital Partners L.P., a venture buyout firm. From November 1981 to December 1989 he was a general partner of several venture capital funds associated with Weiss, Peck & Greer, an investment firm. Mr. Savage is also a director of FileNet Corporation, a provider of software and systems for document image processing, Mattson Technology, a manufacturer of semiconductor equipment, and Microtec Research, Inc., a provider of software for embedded systems. Mr. Savage resigned from the Board of Directors effective May 23, 1996.

         Robert C. Shaw became Vice President and a director of the Company on September 25, 1989 and Executive Vice President on December 19, 1989. He also served as Treasurer of the Company from September 1989 to January 1990. Mr. Shaw has been a Vice President of MMI since March 1989. Prior thereto, he was Vice President of Berkeley Softworks Incorporated ("Berkeley") from September 1987 until March 1989. From January 1987 until September 1987 he was Vice President, and from July 1985 until January 1987 he was Director of Finance and Operations, of Ansa Software Incorporated ("Ansa"). Berkeley and Ansa developed and produced personal computer software. Mr. Shaw has served as a director and President of Bell National since November 1989.

         Thomas R. Druggish became Vice President of the Company on January 2, 1990 and was elected Secretary of the Company on September 11, 1990. He currently serves as Chief Financial Officer of Bell National and Secretary and Treasurer of MMI since September 1990. He also has served as Vice President and Secretary of Cadmus since November 1992. Prior to that, Mr. Druggish was Assistant Controller at Borland International from April 1987 to December 1989.

         Daniel E. Bloodwell became a Vice President of ELXSI on September 24, 1991. Since July 1, 1991 Mr. Bloodwell has served as President of Bickford's. From July 1987 to June 1991 Mr. Bloodwell was Vice President of Operations for Marriott Family Restaurants Inc., which then owned the Bickford's operations. From July 1985 to June 1987, Mr. Bloodwell was Vice President of Operations of Sizzler Restaurants, Inc.


Board and Committee Meetings

         The Board of Directors has an Executive Committee, whose function is to act in place of the Board between meetings of the full Board. During the year ended December 31, 1995 the Executive Committee did not meet. The members of the Committee are Messrs. Milley, Lynch, and Shaw.

         The Board also has a Compensation Committee, whose function is to administer the Company's stock option and other compensation plans and to act upon such other compensation matters as may be referred to it by the Board. The current members of the Committee are Messrs. Milley, Kavarana, and Savage. During the year ended December 31, 1995, the Compensation Committee met one time.

         The Board also has an Audit Committee, which oversees the Company's internal accounting procedures and consults with, and reviews the reports of, the Company's independent accountants. The current members of the Committee are Messrs. Kavarana, Lynch, and Savage. During the year ended December 31, 1995, The Audit Committee met one time.

         During the year ended December 31, 1995 the Board of Directors of the Company met three times. All directors with the exception of Mr. Savage attended all meetings. Mr. Savage attended two meetings.


Compensation of Directors

         Cash Compensation. Since 1989 the directors of the Company have received no cash compensation for their services as such, except for reimbursement of reasonable expenses of attending meetings. There are currently no plans to begin paying cash compensation to directors.

         Other Compensation. During 1995 each director of the Company received as compensation for his services as such options to purchase 7,500 shares granted under the Company's 1995 Incentive Stock Option Plan. Each option is exercisable at a price of $5.75 per share, the market price of the Common Stock on the date of the grant, and expires on May 18, 2005.


Report of the Compensation Committee

         The Compensation Committee believes that offering its executive officers a compensation package consisting of a balanced combination of fixed, formula-based, long-term and discretionary components is the best way of ensuring that (a) executive compensation is appropriately linked to the creation of shareholder value, and (b) the Company will be able to attract, motivate and retain executives of outstanding abilities. Fixed compensation is paid through base salaries, which the Committee believes should be and are maintained at levels comparable to those generally paid to executives with similar responsibilities at similarly-sized companies. The other parts of total compensation are realized through the Company's bonus arrangements, its stock option plans and its Bickford's Division Phantom Stock Option Plan (the "Phantom Stock Option Plan"). The Committee also is of the view that its executives' compensation should be tied both directly and materially to the actual operating performance. This was reflected in the fact that 1995 executive compensation was heavily weighted toward incentives whose value is directly related to the achievement of operating results demonstrably achieved.

         Since the acquisition of Cues in October 1992, Mr. Milley has received salary compensation from the Company for his services as President of Cues. Under this arrangement Mr. Milley receives a base salary of $120,000 per year. The Compensation Committee feels that this salary level is justified given that Mr. Milley's devotion of substantial time and efforts to the Cues operations has led to a significant, continued improvement in the division's operations. The Company pays management fees to Cadmus, a company controlled by Mr. Milley, pursuant to a written agreement approved by the Board of Directors of the Company. These fees are based on the achievement of certain minimum levels of operating income, which have been achieved, and the fees will be discontinued if operating targets cease to be met. (See "Certain Transactions; Compensation Committee Interlocks and Insider Participation" for a discussion of such management agreement and fees.)

         It is the present intention of the Compensation Committee to continue to compensate Mr. Milley for his services as an officer of the Company at the same level of base salary in 1996 as he received in 1995. Additional compensation may be awarded to Mr. Milley in 1996, in the form of stock options, cash bonuses or other incentives. Any such payments would be at the discretion of the Board rather than through a formula-based plan.

         The 1995 compensation of Daniel E. Bloodwell, President of the Bickford's division of ELXSI, consisted primarily of base salary and compensation related to the Phantom Stock Option Plan. Mr. Bloodwell's 1995 bonus was $15,000. This was a discretionary award, based on the Committee's evaluation of certain performance measures relating to Bickford's, including its profitability, cost controls, unit growth and other non-financial goals. The Committee believes that Mr. Bloodwell's compensation should be heavily weighted toward increasing shareholder value and, accordingly, a significant portion of his compensation is in the form of Phantom Stock Options, as described below.

         Through his participation in the Phantom Stock Option Plan, which was put into effect in connection with the Company's 1991 acquisition of Bickford's, Mr. Bloodwell has the opportunity to earn compensation equal to a specified maximum percentage of a certain measure of the value of this division (less an exercise price). The maximum percentage, 4.9%, will be earned if Bickford's achieved targeted levels of earnings before interest, taxes and depreciation during the two-year period from July 1, 1991 through June 30, 1993 and if Mr. Bloodwell remains with the Company through June 30, 1996. Mr. Bloodwell received 1.0% of the 4.9% maximum amount at the inception of the Plan in 1991 in consideration of his payment of $40,833 (which is non-refundable and will be credited against any future exercise price payment), and he earned an additional 1.0% in each of 1992 and 1993 due to the achievement of the targeted results for applicable periods. The percentage ultimately earned by Mr. Bloodwell will be multiplied by the fair market value of Bickford's assets on the measure date less certain liabilities of or related to that division. The result of this calculation, less an exercise price, will represent the payment to be received by Mr. Bloodwell on or after July 1, 2001. During and after the measurement period, Mr. Bloodwell will benefit from increases in the value of the Bickford's division, as this is the fundamental component used to determine the value of Phantom Stock Options.

                                               THE COMPENSATION COMMITTEE
                                               Alexander M. Milley
                                               Farrokh K. Kavarana
                                               John C. Savage


Executive Compensation

         The following table summarizes the total compensation of the executive officers of the Company for the year ended December 31, 1995.


                           Summary Compensation Table
                           --------------------------

                                                              Long-Term
                              Annual Compensation           Compensation
                          -------------------------   ------------------------
                                                      No. of
                                                      Shares of
                          Fiscal                      Common
                          Year                        Stock         All Other
Name and                  Ended                       Underlying    Compen-
Principal Position        Dec. 31  Salary   Bonus     Options       sation
- ------------------        -------  -------  -------   -----------   ---------

Alexander M. Milley       1995    $120,000        -      22,500           -
President & Chief         1994     120,000        -      25,000           -
Executive Officer         1993     120,000        -      22,500           -



Daniel E. Bloodwell       1995    $120,000  $15,000       2,100    $211,511(1)
Vice President of ELXSI,  1994     115,000   15,000       2,080     105,755(1)
President of Bickford's   1993     115,000   10,000       1,700      76,316(1)
Division


- ------------------
(1) Represents an estimate by the Company of the increase during the applicable year in the value of the Phantom Stock Options held at the end of such year. See the following "Phantom Stock Option Plan" section.


Phantom Stock Option Plan

         The following table sets forth information with respect to the Phantom Stock Option Plan (the Company's only long-term incentive plan) and the executive officers named in the table above.

               Long-Term Incentive Plan Awards in Last Fiscal Year
               ---------------------------------------------------

               Number of                  Estimated Future Payout Under
             Phantom Stock                  Phantom Stock Option Plan
             Option Rights  Payout      -----------------------------------
Name          ("PSOR's")     Date       Threshold      Target       Maximum
- ----          ----------     ----       ---------      ------       -------

Alexander M.
Milley             -           -            -             -            -

Daniel E.
Bloodwell         1.0      7/1/2001        4.0           4.9          4.9



         The Phantom Stock Option Plan was implemented by the Company in 1991. Its only participants are Mr. Bloodwell and three other Bickford's division employees. At the inception of the Plan, ELXSI granted to these individuals PSOR's (each representing one percentage point) for an initial investment ranging from $25,000 to $40,833 (in the case of Mr. Bloodwell). Each holder of a Phantom Stock Option is entitled to receive, upon exercise, a cash payment equal to (a) the product of (i) the sum of the appraised value of Bickford's assets at the time of exercise less (x) all then existing liabilities of the Company or ELXSI related to Bickford's and less any then existing debt of the Company including debt incurred to acquire Bickford's, debt incurred for Bickford's-related acquisitions, or debt used for working capital needs, and
(ii) a percentage equal to the PSOR's then held by the holder, minus (b) an exercise price of approximately $74,000 per PSOR less such holder's initial investment. No Phantom Stock Option may be exercised until the earliest to occur of (1) July 1, 2001, (2) the termination of the holder's employment, or (3) the sale (if any) of the Bickford's division. All increases in value of the Phantom Stock Options are treated as compensation expense by the Company in the year in which the increase occurs.

         At December 31, 1995, Mr. Bloodwell held 4 PSOR's. He can earn up to an additional 0.9 PSOR's depending on whether Mr. Bloodwell remains employed with the Company through June 30, 1996.


Common Stock Options

         The following table sets forth the number of shares of Common Stock subject to options granted by the Company in 1995 to each executive officer named in the table above, and certain other relevant information.

                                 Option Grants in the Last Fiscal Year

                        No. of                                         Potential Realizable
                       Shares of   Percent of                             Value at Assumed
                        Common       Total                             Annual Rates of Stock
                        Stock       Options                            Price Appreciation for
                      Underlying   Granted to                                Option Term
                       Options     Employees   Exercise   Expiration   ----------------------
Name                   Granted      in 1995      Price       Date          5%        10%
- ----                   -------      -------    ---------  ----------    -------    --------
Alexander M. Milley   22,500 (1)     18.1%     $5.75 (2)    5/18/05     $81,363    $206,190

Daniel E. Bloodwell    2,100 (1)      1.7%     $5.75 (2)    5/18/05      $7,594     $19,244

- --------------------

(1) All options were granted on May 18, 1995. Mr. Milley's are all immediately exercisable; Mr. Bloodwell's become exercisable as to 25% on May 18 of each of 1996, 1997, 1998 and 1999.

(2)      The market value of the Company's Common Stock on the date of grant.

         The following table presents information as to the value of unexercised in-the-money options granted under the Company's 1995 Incentive Stock Option Plan and held at year-end by the executive officers named in the above table.


                                      Aggregated Option Exercises in Last Fiscal
                                        Year and Fiscal Year-End Option Values
                                        --------------------------------------

                                                                                   Value of Unexercised
                                              Number of Unexercised Options      In-the-Money Options at
                        Shares                      at Fiscal Year-End              Fiscal Year-End (1)
                       Acquired      Value    -----------------------------   -----------------------------
Name                 on Exercise   Realized   Exercisable     Unexercisable   Exercisable     Unexercisable
- ----                 -----------   --------   -----------     -------------   -----------     -------------

Alexander M. Milley       -            -        100,000               -          $68,438        $     -

Daniel E. Bloodwell       -            -          1,370           4,510              833          2,010

- ----------------

(1)  Assumes a fair market value per share of Common Stock of $6.125, the December 31, 1995 closing price.


Security Ownership of Certain Beneficial Owners

         As of March 29, 1996, the Company had outstanding 4,792,353 shares of Common Stock. The following table sets forth certain information regarding the ownership of the Company's Common Stock as of that date by all those known by the Company to be beneficial owners of more than 5% of the Common Stock (other than Alexander M. Milley, whose relevant information is set forth in the table appearing on pages 2 and 3 hereof). Ownership information is based upon information furnished by the respective beneficial owners.

                                            Common Stock of the
                                        Company Beneficially Owned
                                          as of March 29, 1996(1)
                                       ----------------------------

                                       Number of           Percent
Name                                    Shares             of Class
- ----                                    ------             --------

ELX Limited Partnership
4209 Vineland Road, Suite J-1
Orlando, FL 32811                      480,000(2)            10.0%

Grandview Partners, L.P./Svenvest
Partners, L.P.
One Financial Center, Suite 1600
Boston, MA 02111                       454,500                9.5%

Continental Illinois
Equity Corporation
231 South LaSalle Street
Chicago, IL 60697                      462,262(3)             9.2%

Aggel Enterprises, Ltd.
11 Duddell Street
12th Floor
Hong Kong                              325,940(4)             6.8%

- ---------------------

(1) To the best of the Company's knowledge and except as otherwise indicated, the entities named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them. Numbers and percents are calculated in accordance with Rule 13d-3.

(2) Includes 110,200 shares of Common Stock issuable upon exercise of currently exercisable options from Continental Illinois Equity Corporation ("CIEC"). Alexander M. Milley is the sole general partner of ELX Limited Partnership. Pursuant to Rule 13d-3, Mr. Milley may be deemed to be the beneficial owner of the shares beneficially owned by ELX Limited Partnership. Mr. Milley's address is c/o ELX Limited Partnership.

(3) Includes 241,862 shares of Common Stock issuable upon conversion of 604,656 shares of Series A Non-Voting Convertible Preferred Stock of the Company which are issuable upon exercise of currently exercisable warrants held by CIEC.

(4) Includes 69,784 shares owned of record or beneficially by other entities under common control with Aggel Enterprises, Ltd.


Certain Transactions; Compensation Committee Interlocks and Insider
Participation

         In connection with its 1989 restructuring, the Company entered into a Management Agreement, dated September 25, 1989 (the "Management Agreement"), with Winchester National, Inc. ("Winchester"), a private investment and management consulting firm owned by Mr. Milley. In July 1991 the Company transferred its rights and duties under the Management Agreement to ELXSI, its wholly-owned subsidiary, and Winchester transferred its rights and duties under the Management Agreement to MMI, of which Mr. Milley is the President and the sole director. Mr. Milley and a trust for the benefit of certain members of Mr. Milley's family are the only stockholders of MMI. In 1992 the Company renewed the Management Agreement on substantially the same terms. On January 1, 1994, MMI assigned its rights under the Management Agreement to Cadmus. The Management Agreement provides for Cadmus to receive, for management services rendered, compensation of $500,000 per year commencing as soon as the Company had operating income (as defined) of $1,250,000 for a fiscal quarter, plus reimbursement for reasonable expenses. The services rendered include participating actively in the key ongoing management and operational issues. Specific examples include the ongoing evaluation of management, preparing and reviewing division operating budgets and plans, evaluating new restaurant locations, divesting under-performing assets, negotiating environmental matters, negotiating with lenders, evaluating financing options, complying with public reporting requirements, communicating with shareholders, negotiating and arranging insurance programs, monitoring tax compliance, evaluating and approving capital spending, preparing market research, developing and improving management reporting systems, surfacing and evaluating acquisitions, etc. In addition, MMI provides the Company with general administrative services at an annual charge of approximately $42,000.

         In January 1995, the Company purchased from Morgens Waterfall Vintiadis & Co. (and/or one or more entities affiliated or investing therewith) ("Morgens Waterfall") 240,000 shares of Company Common Stock at a price of $5.10 per share. During 1994 Morgens Waterfall held over 5% of the outstanding Common Stock.

         Throughout 1995 the Company's Compensation Committee was comprised of Messrs. Milley, Kavarana and Savage. Throughout 1995, Mr. Milley also served as Chairman, President and Chief Executive Officer of the Company and ELXSI and he served as President of the Cues division. Throughout 1995 Messrs. Druggish, Milley, Savage and Shaw all served as directors and/or executive officers of Azimuth, a producer of trade show exhibits and a distributor of fuses and aerospace fasteners. Messrs. Druggish, Milley and Shaw were directors and/or executive officers of Bell National, a distributor of high quality fabrics used in draperies and furniture, throughout 1995. Messrs. Milley and Shaw were directors and executive officers of Cadmus throughout 1995.


Stock Performance Graph

         Presented below is a stock performance graph which shows a comparison of the performance of the Company's stock over the five year period from December 31, 1990 through December 31, 1995 versus the NASDAQ Stock Market Index and the NASDAQ Non-Financial Stocks Index. The NASDAQ Non-Financial Stocks Index was chosen as an appropriate industry index, as the Company has undergone significant changes in its "industry" over the time period covered by the graph. In the five-year period covered by the graph, the Company has been a corporation in search of a business, a corporation solely in the restaurant industry, and a corporation in both the restaurant industry and the sewer inspection industry. Thus, a broad definition of industry such as "Non-Financial" was deemed appropriate by the Company.

         The closing price of the Common Stock on December 31, 1995 was $6.125.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                               CUMULATIVE RETURN - 5 YEAR (12/90 = 100)
                        -----------------------------------------------------
                        12/90    12/91    12/92    12/93     12/94     12/95
                        -----------------------------------------------------
NASDAQ Index              100      161      187      215       210       296
ELXSI Corporation         100      167      213      347       224       261
NASDAQ Non-Financial      100      161      176      203       195       268

                        PROPOSAL NO. 2 -- APPROVAL OF THE
               ELXSI CORPORATION 1996 INCENTIVE STOCK OPTION PLAN
                           (Item 2 on the Proxy Card)

         The Board of Directors adopted the ELXSI Corporation 1996 Incentive Stock Option Plan (the "1996 Option Plan") on March 14, 1996. The purpose and terms of the 1996 Option Plan, which is reprinted in full in Annex A hereto, are described generally below, but that description is qualified in its entirety by reference to such Annex A hereto.

         The 1996 Option Plan, which if approved by the stockholders of the Company at the Annual Meeting of Stockholders will become effective on the date thereof, provides for the grant to selected directors, officers and executive, managerial and administrative employees of the Company or any of its subsidiaries ("Eligible Persons") of either incentive stock options (within the meaning of ss.422 of the Internal Revenue Code (the "Code")) or nonqualified options (intended not to qualify as incentive stock options) to purchase Common Stock of the Company. However, only employees within the meaning of Code ss.3401(c) are entitled to receive incentive stock options under the 1996 Option Plan. The 1996 Option Plan is to be administered by a committee appointed by the Board of Directors consisting of at least two directors of the Company (the "Committee"). In the absence of such appointment the Compensation Committee of the Board of Directors will serve as the Committee; it is currently intended that the Compensation Committee will serve that function.

         As of the date of this Proxy Statement, there are approximately 28 Eligible Persons, two of whom are non-executive directors, three of whom are executive directors and two of whom are non-director executive officers of the Company or ELXSI. Because the number of shares that may be made subject to options under the 1996 Option Plan ("Options"), as well as the option price per share of Common Stock, depend on contingent and variable factors, it is not possible to estimate or otherwise determine the Options likely to be granted pursuant to the 1996 Option Plan. The market value of the Common Stock as of March 29, 1996 was $6 1/2 per share.

         The maximum number of shares of Common Stock that may be made subject to Options is 125,000 shares. Each Eligible Person who is selected by the Committee will be offered an Option to purchase a specified maximum number of shares of Common Stock of the Company at a specified price. The exercise price per share of an incentive stock Option may not be less than the fair market value per share of Common Stock as of the date of grant, and the exercise price per share of a nonqualified Option may not be less that 75% of such fair market value; in either case, however, the per share exercise price may not be less than the per share book value of the Common Stock. An Eligible Person to whom an Option is granted must execute an option agreement evidencing that Option in the form prescribed by the Committee no later than 30 days from the date the Option is granted or, if later, 10 days after the Eligible Person receives an option agreement evidencing the Option. All Options will be nontransferable except by will or the laws of descent and distribution.

         Except in the event of a nonqualified stock Option holder's death or disability (as described below), no Option may be exercised more than 10 years after its date of grant. Although not required by the terms of the 1996 Option Plan, an Option may contain terms making it exercisable in increments over a specified interval of time. If an optionee holding an outstanding Option terminates all the employment and/or other relationships with the Company and its subsidiaries that qualified him or her as an "Eligible Person", the Option will terminate as follows. On retirement, the optionee may exercise the Option for 90 days following the date of retirement (or until the Option expires, if sooner) for the full number of shares subject to the Option and not previously exercised. On death or disability, the optionee or his or her representative may exercise the Option for one year following the death or disability (regardless, in the case of nonqualified Options only, of when the Option expires) for the full number of shares subject to the Option and not previously exercised. On other terminations with the Company's consent, the optionee may exercise the Option for 90 days following such termination (or, if sooner, until the Option expires) to the extent the Option was exercisable on the date of termination and not previously exercised. On any other termination, the Option will terminate immediately and may not be exercised to any extent thereafter.

         An optionee may exercise an Option on any date that is more than 6 months after the date of grant to the extent the Option is exercisable on that date (but for not fewer than 25 shares, or the total number of shares exercisable, if less). The option price payable on exercise of an Option may be paid in cash, in shares or other securities of the Company, partly in each, or by a broker-assisted "cashless" exercise involving an immediate sale of a sufficient number of the shares being acquired to pay the Option exercise price.

         An outstanding Option that is wholly or partially unexercisable at a given time shall become immediately exercisable in full upon a change in control of the Company. A change in control is defined generally as (i) the sale of all or substantially all of the Company's assets, (ii) an election of new directors if a majority of the directors immediately thereafter consists of persons who were not nominated by management to stand for election, (iii) the sale in a single transaction of at least 50% of the outstanding Common Stock, consummation of a tender offer for more than 50% of the outstanding Common Stock, or the consummation of a merger or consolidation of the Company, if immediately after any such event a majority of directors consists of persons who were not directors immediately prior to the event. However, in the event of a merger or consolidation in which the Company does not survive, the Committee may negate the accelerated exercisability of Options, but only if the agreement of merger or consolidation requires that each optionee on that date receives the same merger consideration as he or she would have received as a stockholder of the Company had the exercisability of the Option been accelerated and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the option price in full, and satisfied all other conditions for the exercise of the Option.

         The 1996 Option Plan provides for adjustment in the maximum number of shares of Common Stock that may be granted thereunder and in the number of shares of Common Stock subject to outstanding Options in the event of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock. The Board of Directors may amend, suspend or terminate the 1996 Option Plan at any time, except that no such change in the plan can adversely affect any Options outstanding on the date of such change without the optionee's consent. Furthermore, any such change that requires stockholder approval to comply with the Code, applicable state law or National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or exchange listing requirements will not be effective if stockholder approval is not obtained as required. Unless sooner terminated, the 1996 Option Plan will terminate on March 14, 2006.

         For federal income tax purposes, the grant to an optionee of a nonqualified stock option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a nonqualified stock option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the nonqualified stock option. Upon the subsequent sale of the Common Stock received upon exercise of the nonqualified Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

         For federal income tax purposes, neither the grant nor the exercise of an incentive stock Option will constitute a taxable event to the optionee or to the Company, assuming the Option qualifies as an incentive stock Option under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the incentive stock Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

         The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

         The 1996 Option Plan is being submitted to the stockholders of the Company for approval in order to comply with certain NASDAQ Rules applicable to the Company. In the event that the 1996 Plan is not approved by stockholders, it will not be effective; however, the Board of Directors may consider readoption of the 1996 Option Plan or another similar plan.

         The Board of Directors recommends that stockholders vote FOR the approval of the 1996 Option Plan.

                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS
                             (Item 3 on Proxy Card)


         The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as its independent accountants for the fiscal year ending December 31, 1996. Price Waterhouse LLP served in such capacity for the Company's preceding fiscal year. The Company has been advised by Price Waterhouse LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company in any capacity. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

         The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.


                                  OTHER MATTERS

         The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.


                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's executive offices on or before December 7, 1996, for inclusion in the Company's Proxy Statement with respect to such meeting.

                                         ELXSI CORPORATION



                                         By Alexander M. Milley,
                                         President


         It is important the Proxies be returned promptly. Therefore, stockholders who do not expect to attend the meeting in person are urged to fill in, sign, date and return the enclosed Proxy.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder of the Company of record as of March 29, 1996 by writing to ELXSI Corporation, 4209 Vineland Road, Suite J-1, Orlando, Florida 32811, Attention: Thomas R. Druggish.

         The Company's stock transfer agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004. Telephone: (212) 509-4000.

                                                                       Annex A

                              ELXSI CORPORATION
                       1996 INCENTIVE STOCK OPTION PLAN


      1. Purpose. The purpose of this Plan is to advance the interests of ELXSI Corporation by providing an opportunity to selected directors, officers and key employees of the Company and its Subsidiaries to purchase shares of Common Stock through the exercise of options granted pursuant to this Plan, which may be either Incentive Options or Nonqualified Options. By encouraging such stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such directors, officers and key employees and also seeks to attract, retain, motivate and reward persons of superior ability, training and experience.

      2.    Definitions

            (1)   Board means the Board of Directors of the Company.

            (2) Code means the Internal Revenue Code of 1986 and regulations thereunder, as amended from time to time.

            (3) Committee means the committee appointed by the Board responsible for administering the Plan or, in the absence of the such an appointment, the Compensation Committee of the Board.

            (4) Common Stock means the common stock of the Company, par value $.001 per share.

            (5)   Company means ELXSI Corporation, a Delaware corporation.

            (6) Director means each individual who is serving as a member of the Board as of the time of reference.

            (7) Eligible Person means an individual who is serving in any one or more of the following capacities: Director, director of a Subsidiary, officer of the Company, officer of any Subsidiary, or Key Employee.

            (8) Employee means an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c).

            (9) Incentive Option means a stock option granted to an Employee and intended to qualify as an "incentive stock option" within the meaning of Code Section 422 and designated as such.

            (10) Key Employee means an executive, managerial or administrative Employee.

            (11) Nonqualified Option means a stock option not intended to be an Incentive Option and designated as nonqualified, the federal income tax treatment of which is determined generally under Code Section 83.

            (12) Option means either an Incentive Option or a Nonqualified Option granted pursuant to this Plan.

            (13) Plan means this ELXSI Corporation 1996 Incentive Stock Option Plan as set forth herein, and as amended from time to time.

            (14) Securities Act means the Securities Act of 1933, as amended, and rules and regulations promulgated pursuant thereto, as amended from time to time.

            (15) Subsidiary means a "subsidiary" of the Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3. Effective Date. This Plan was approved and adopted by the Board on March 14, 1996. The effective date of this Plan shall be May 22, 1996, the date of the annual meeting of stockholders of the Company, so long as this Plan is approved by the stockholders of the Company on said date.

      4. Stock Subject to Plan. The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 125,000 shares, which number shall be adjusted in accordance with Section 9 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to this Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under this Plan.

      5. Administration. The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of this Plan, (i) to determine the Eligible Persons to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of Common Stock to be made subject to each Option, whether each Option is to be an Incentive Option or a Nonqualified Option, the exercise price per share under each Option, and the maximum term of each Option; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each option agreement evidencing an Option; and (iv) to make all other determinations the Committee deems necessary or advisable for administering this Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

      6. Eligibility. Options may be granted to such Eligible Persons as the Committee selects.

      7. Terms and Conditions of Options. Options granted pursuant to this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine. If an Eligible Person to whom an Option is granted does not execute an option agreement evidencing that Option in the form prescribed by the Committee within the later of (i) thirty days from the date of grant of the Option or (ii) ten days after the Eligible Person's receipt of an option agreement from the Company, the Option shall be void and of no further force or effect. Each option agreement evidencing an Option shall contain among its terms and conditions the following:

            (1) Price. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value (or, in the case of Nonqualified Options, 75% of the fair market value) of the Common Stock on the day the Option is granted or, if greater, the book value of the Common Stock on that date. The fair market value of Common Stock shall be as determined by the Committee in its discretion in accordance with any applicable laws or rules.

            (2) Number of Shares and Kind of Option. Each option agreement shall specify the number of shares to which it pertains and shall specify whether the Option is a Nonqualified Option or an Incentive Option.

            (3) Terms of Exercise. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, and to
                  Section 10, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option; provided, however, that (i) no Option shall be exercised as to fewer than 25 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option, and (ii) no Option shall be exercisable with respect to any shares earlier than six months from the date the Option is granted or later than ten years after the date the Option is granted, except to the extent permitted in the event of the death of the holder of a Nonqualified Option under Section 7(7).

            (4) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company that the Committee designates to receive such notices, specifying the number of shares of Common Stock for which the Option is being exercised. If the shares of Common Stock acquired upon exercise of an Option are not at the time of exercise effectively registered under the Securities Act, the optionee shall provide to the Company or Committee, as a condition to the optionee's exercise of the Option, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the optionee's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws. Payment shall be made in full at the time the Option is exercised. Payment shall be made by:

                        (i)    cash;

                        (ii) delivery and assignment to the Company of shares of Common Stock owned by the optionee;

                        (iii) delivery and assignment to the Company of other securities of the Company owned by the optionee;

                        (iv) delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates issuable upon exercise of the Option directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf of the optionee.

                        (v)    a combination of (i), (ii) and (iii).

                  Upon the optionee's satisfaction of all conditions required for the exercise of the Option and payment in full of the purchase price for the shares being acquired as aforesaid, the Company shall, within a reasonable period of time following such exercise, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of an Option to the extent necessary or advisable to comply with applicable exchange listing requirements, National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") requirements, or federal or state securities laws.

            (5) Withholding Taxes. The Company's obligation to deliver shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations, if any.

            (6) Nontransferability of Option. No Option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

            (7) Termination of Options. Each option agreement evidencing an Option shall contain provisions for the termination of the Option if the optionee ceases for any reason to be an Eligible Person, which provisions shall be no more favorable to the optionee than the following:

                        (i) Termination With Consent. If the optionee ceases to be an Eligible Person and the Company consents in writing to the optionee's exercise of an Option following such termination, then the optionee may, at any time within a period of 90 days following the date of such termination, exercise such Option to the extent that the Option was exercisable on the date the optionee ceased to be an Eligible Person;

                        (ii) Retirement. If the optionee ceases to be an Eligible Person by reason of retirement, then the optionee may, at any time within a period of 90 days following the date of such termination, exercise each Option held by the optionee on such date to the full extent of the Option;

                        (iii) Death or Disability. In the event of the
                              optionee's death or disability (within the meaning of Code Section 22(e)(3)) either (x) while an Employee or (y) with respect only to Nonqualified Options, while eligible to exercise a Nonqualified Option under Subsections 7(7)(i) or (ii) above, then the optionee (or the optionee's legal representative, executor, administrator, or person acquiring an Option by bequest or inheritance) may, at any time within a period of one year following the date of the optionee's death or commencement of disability, exercise each Option held by the optionee on such date to the full extent of the Option; and

                        (iv) Other Termination. If the optionee ceases to be an Eligible Person for any reason other than those enumerated in Subsections 7(7)(i) through (iii) above, each Option granted to the optionee, to the extent outstanding on the date of such termination, shall terminate immediately on such termination and may not be exercised thereafter;

                  provided, however, that no Option may be exercised to any extent by anyone after the date of expiration of the Option's term, except that a Nonqualified Option shall remain exercisable as provided in Subsection 7(7)(iii) regardless of the Option's term.

            (8) Legends. Any restriction on transfer of shares of Common Stock provided in this Plan or in the option agreement evidencing any Option shall be noted or referred to conspicuously on each certificate evidencing such shares.

      8. Restrictions on Incentive Options. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

            (1) Limitation on Number of Shares. The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an Employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Code Section 422(d)(1). In the event that an Employee is eligible to participate in any other stock option plan of the Company or a Subsidiary which is also intended to comply with the provisions of Code
                  Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

            (2) 10% Stockholder. If any Employee to whom an Incentive Option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Code
                  Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

                        (i) The Option price per share subject to such Incentive Option shall not be less than 110% of the fair market value of one share on the date of grant; and

                        (ii) The Incentive Option shall not have a term in excess of five (5) years from its date of grant.

      9. Adjustment for Changes in Capitalization. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to this Plan under Section 4 and, subject to Section 10, in the number, kind and option price of shares of Common Stock subject to then outstanding Options to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of this Plan.

      10.   Change in Control, Merger, Etc.

            (1) Change in Control. Upon the occurrence of any of the events listed below, all outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to this Plan which are not otherwise exercisable in whole or in part shall become immediately exercisable in full, unless and to the extent otherwise determined by the Committee. The events are as follows:

                        (i)   The sale by the Company of all or substantially
                               all of its assets;

                        (ii) Any of the following events if, immediately following such event, a majority of the Directors consists of persons who were not Directors immediately prior to the date of such event:

                                    (a)   the sale of 50% or more of the out-
                                          standing shares of Common Stock of
                                          the Company in a single transaction;

                                    (b)   the consummation of a tender offer (by
                                          a party other than the Company) for
                                          more than 50% of the outstanding
                                          shares of Common Stock of the Company;
                                          or

                                    (c)   subject to Section 10(2) below, the
                                          consummation of a merger or
                                          consolidation involving the Company;
                                          or

                        (iii) An election of new Directors if immediately
                              following such election a majority of the Directors consists of persons who were not nominated by management to stand for election as Directors in such election.

            (2) Where Company Does Not Survive. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Options pursuant to Section 10(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the optionee holding such an Option shall receive the same merger consideration as the optionee would have received as a stockholder of the Company had the exercisability of the Option been accelerated in accordance with Section 10(1)(ii)(c) and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the exercise price in full, and satisfied all other conditions for the exercise of the Option.


            (3) Liquidation or Dissolution. The provisions of Section 9 and Subsections 10(1) and (2) shall not cause any Option to terminate other than in accordance with other applicable provisions of this Plan. However, in the event of the liquidation or dissolution of the Company, each outstanding Option shall terminate, except to the extent otherwise specifically provided in the option agreement evidencing the Option.

      11. Rights of Optionee. No Eligible Person shall have a right to be granted an Option or, having received an Option, a right again to be granted an Option. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date the Option has been exercised and the full purchase price for such shares has been received by the Company. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of or to continue as an officer or director of, this Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the Option holder's employment or other relationship with the Company or any Subsidiary. 12. Amendment and Termination of the Plan. Unless sooner terminated by the Board, this Plan shall terminate, so that no Options may be granted pursuant to it thereafter, on March 16, 2005. The Board may at any time amend, suspend or terminate this Plan in its discretion without further action on the part of the stockholders of the Company, except that:

            (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any then outstanding Option without the consent of the optionee holding the Option; and

            (2) any such amendment, suspension or termination that requires approval by the stockholders of the Company to comply with applicable provisions of the Code, applicable federal or state securities laws or NASDAQ or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

                                 ELXSI Corporation
                           4200 Vineland Road, Suite J-1
                              Orlando, Florida  32811

                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                   May 23, 1996

            This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby constitute(s) and appoint(s) Alexander M. Milley and Robert C. Shaw, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of ELXSI Corporation (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Radisson Twin Towers Hotel and Convention Center, 5780 Major Boulevard, Orlando, Florida 32819 on Thursday, May 23, 1996, at 9:00 a.m., local time, and at any adjournment(s) thereof (the "Meeting"), on all matters that may come before such Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

1.   Election of the following Five Nominees as Directors of the Company:
     Farrokh K. Kavarana; Kevin P. Lynch; Alexander M. Milley;
     Denis M. O'Donnell; and Robert C. Shaw

     [ ] FOR all nominees listed above      [ ] WITHHOLD AUTHORITY to vote for
         (except as indicated below)            all nominees listed above

     FOR all nominees listed above except withhold authority to vote for the following nominee(s):

     _________________________________________

2.   Approval of the ELXSI Corporation 1996 Incentive Stock Option Plan

         [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

3. Ratification of Appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1996

         [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.


                          (Please date and sign this Proxy on the reverse side)

================================================================================



     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     The undesigned hereby revoke(s) all previous Proxies and acknowledge(s) receipt of the Notice of the Meeting dated April 9, 1996, the Proxy Statement attached thereto and the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995 forwarded therewith.


                                        Dated:________________________, 1996


                                        ____________________________________
                                                     Signature



                                        ____________________________________
                                                     Signature



Please mark, sign and return this Proxy promptly using the enclosed envelope. This Proxy should be signed exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Persons signing as an attorney, executor, administrator, guardian, trustee, corporate officer or in any other fiduciary or representative capacity should give full title.

A Message from the President:


      The year 1995 was exciting for ELXSI Corporation as both Bickford's Family Restaurants and Cues again recorded record sales years and the Company set a new earnings per share record. Bickford's also reported its fourth year of improved earnings since our July 1991 entry into the restaurant business with a record-setting operating income of $7.1 million in 1995. While Cues's operating income declined from $1.3 million to $1.0 million, we continue to believe that we are around the corner from a major improvement in earnings as we made significant investments in new products and R&D in 1995.


Bickford's
- ----------

      At Bickford's, our biggest event of the year was our acquisition of 16 Abdow's Family Restaurants. Abdow's, which had formerly been a Big Boy franchisee in Western Massachusetts and Connecticut, presented a perfect fit geographically which allowed us to strengthen our position in these markets. Of the 16 restaurants acquired, we plan to convert 9 or 10 into Bickford's. The remaining restaurants, which are geographically close to existing Bickford's units, will continue to be operated as Abdow's. To date, four Abdow's have been converted into Bickford's with tremendous early results. The Abdow's acquisition represented an important strategic event which will pay off immediately and in future years through increased earnings. The key benefits from the Abdow's acquisition are as follows:

            o We added excellent sites and filled in holes in our New England market.
            o We gained experienced employees who will be crucial to our success in converting the Abdow's to Bickford's.
            o  The cost to convert Abdow's into Bickford's is minimal.
            o  We acquired the chain at a reasonable price.
            o  We expect to get significant growth in earnings from these units.

      Our menu took on a new look as we introduced a new design in March. Bickford's has historically been known for a superior breakfast which can be ordered around the clock. Our signs were changed during the year to solidify our theme of "Breakfast Anytime." The new menu, with lunches and dinners presented more appealingly, strengthened our sales mix to lessen our dependence on breakfast while simultaneously defending our strongest meal period, breakfast.

      Financially, Bickford's extended its streak of same store sales increases to four years. Under ELXSI, Bickford's has consistently achieved same store sales increases in an environment in which few restaurant concepts can say the same. In addition, Bickford's has contributed its fourth straight year of increased operating earnings. We look forward to both trends continuing due to the strength of the Bickford's concept and the Abdow's acquisition.

      Overall, 1995 can be characterized as a year in which we set the stage for future growth by adding excellent sites and gaining a whole new set of seasoned managers and employees.

Cues
- ----

      At Cues, we spent 1995 continuing our focus on developing new products such as the large pipe Rover System. The completion of this project resulted in an investment of significant engineering expenses which negatively impacted 1995's results. In 1996, we expect to begin to reap the rewards of this project. In addition, we are working on other new products which will complement our existing product base and reduce our dependence on the highly competitive TV inspection business. These new products, such as the Panther Pan & Tilt camera, the DataCAP 2000 and Inspector General, will ultimately lead to higher overall margins at Cues.

      Our gross profit margins at Cues continued to experience pressure from competitors in 1995 as customers continued to remain price conscious in bidding situations. However, we believe that as the largest player in the industry and the low-cost producer, we will win the price battle and margins will improve over time.

      In conclusion, we believe that in addition to an overall successful year in 1995, we are poised for another strong year in 1996 and beyond. I want to thank you for your continued support.


                                        Sincerely,

                                        Alexander M. Milley
                                        Chairman of the Board, President & CEO